Exhibit 99.2

FINANCIAL STATEMENTS

OF

CONNECTICUT NATURAL GAS CORPORATION

AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013 AND
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(UNAUDITED)

TABLE OF CONTENTS

Page Number
Financial Statements:

Statement of Income for the three and nine months ended September 30, 2014 and 2013	3

Balance Sheet as of September 30, 2014 and December 31, 2013	4

Statement of Cash Flows for the nine months ended September 30, 2014 and 2013	6

Statement of Changes in Shareholder’s Equity	7

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2014	2013	2014	2013

Operating Revenues	$41,958	$43,585	$272,849	$271,555

Operating Expenses
Operation
Natural gas purchased	14,087	17,554	149,434	157,551
Operation and maintenance	19,793	17,584	54,494	48,021
Depreciation and amortization	7,411	8,174	22,384	25,768
Taxes - other than income taxes	4,057	3,732	17,053	15,670
Total Operating Expenses	45,348	47,044	243,365	247,010
Operating Income (Loss)	(3,390)	(3,459)	29,484	24,545

Other Income and (Deductions), net	134	(99)	386	(553)

Interest Charges, net
Interest on long-term debt	2,323	2,763	7,109	7,823
Other interest, net	281	358	718	1,244
	2,604	3,121	7,827	9,067
Amortization of debt expense and redemption premiums	41	43	86	130
Total Interest Charges, net	2,645	3,164	7,913	9,197

Income (Loss) Before Income Taxes	(5,901)	(6,722)	21,957	14,795

Income Taxes	(3,050)	(1,986)	7,834	4,999

Net Income (Loss)	(2,851)	(4,736)	14,123	9,796
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	6	13	(21)	39

Net Income (Loss) attributable to Connecticut Natural Gas Corporation	$(2,857)	$(4,749)	$14,144	$9,757

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net Income (Loss)	$(2,851)	$(4,736)	$14,123	$9,796
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	6	13	(21)	39
Comprehensive Income (Loss)	$(2,857)	$(4,749)	$14,144	$9,757

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	September 30, 2014	December 31, 2013
Current Assets
Unrestricted cash and temporary cash investments	$1,713	$8,620
Accounts receivable less allowance of $4,200 and $4,995, respectively	48,944	70,484
Unbilled revenues	6,045	21,116
Current regulatory assets	12,231	14,649
Deferred income taxes	2,614	1,591
Natural gas in storage, at average cost	42,067	40,951
Materials and supplies, at average cost	1,151	2,350
Refundable taxes	2,061	783
Prepayments	2,880	2,511
Intercompany receivable	-	4,000
Other	175	-
Total Current Assets	119,881	167,055

Other investments	594	1,285

Net Property, Plant and Equipment	484,479	460,943

Regulatory Assets	117,359	96,004

Deferred Charges and Other Assets
Unamortized debt issuance expenses	748	1,084
Goodwill	79,341	79,341
Other	599	448
Total Deferred Charges and Other Assets	80,688	80,873

Total Assets	$803,001	$806,160

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET
LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	September 30, 2014	December 31, 2013
Current Liabilities
Current portion of long-term debt	$1,616	$6,924
Accounts payable	20,676	46,672
Accrued liabilities	22,539	15,695
Current regulatory liabilities	16,323	4,993
Interest accrued	3,039	2,147
Taxes accrued	4,706	5,017
Total Current Liabilities	68,899	81,448

Regulatory Liabilities	182,381	159,897

Deferred Income Taxes	28,649	2,259

Other Noncurrent Liabilities
Pension accrued	30,895	33,922
Other post-retirement benefits accrued	16,091	16,504
Other	7,825	7,623
Total Other Noncurrent Liabilities	54,811	58,049

Commitments and Contingencies

Capitalization
Long-term debt, net of unamortized premium	142,177	149,693

Preferred Stock, not subject to mandatory redemption	340	340

Common Stock Equity
Common stock	33,233	33,233
Paid-in capital	294,304	336,404
Retained earnings (Accumulated deficit)	(2,008)	(15,378)
Accumulated other comprehensive income	215	215
Net Common Stock Equity	325,744	354,474

Total Capitalization	468,261	504,507

Total Liabilities and Capitalization	$803,001	$806,160

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash Flows From Operating Activities
Net Income	$14,123	$9,796
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,470	25,898
Deferred income taxes	379	231
Pension expense	4,950	7,250
Regulatory activity, net	26,433	18,002
Other non-cash items, net	157	(240)
Changes in:
Accounts receivable, net	21,235	22,177
Unbilled revenues	15,071	15,443
Natural gas in storage	(1,116)	(2,147)
Prepayments	(369)	(2,290)
Accounts payable	(26,210)	(17,546)
Taxes accrued/refundable, net	(1,589)	2,663
Accrued pension	(7,167)	(21,590)
Accrued other post-employment benefits	(1,223)	(3,407)
Accrued liabilities	6,844	1,373
Other assets	1,124	(1,268)
Other liabilities	1,213	102
Total Adjustments	62,202	44,651
Net Cash provided by Operating Activities	76,325	54,447

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(35,069)	(22,467)
Intercompany receivable	4,000	(4,500)
Other	690	96
Net Cash used in Investing Activities	(30,379)	(26,871)

Cash Flows from Financing Activities
Distribution of capital	(42,100)	(13,100)
Payment of common stock dividend	(774)	-
Payments on long-term debt	(10,000)	(20,000)
Other	21	(39)
Net Cash used in Financing Activities	(52,853)	(33,139)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(6,907)	(5,563)
Balance at beginning of period	8,620	6,636
Balance at end of period	$1,713	$1,073

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$3,307	$3,154

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
September 30, 2014
(Thousands of Dollars)
(Unaudited)

	Common Stock		Paid-in	Retained Earnings (Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Deficit)	Income	Total
Balance as of December 31, 2013	10,634,436	$33,233	$336,404	$(15,378)	$215	$354,474

Net income				14,123		14,123
Distribution of capital			(42,100)			(42,100)
Payment of commom stock dividend				(774)		(774)
Payment of preferred stock dividend				21		21
Balance as of September 30, 2014	10,634,436	$33,233	$294,304	$(2,008)	$215	$325,744